                                                                    EXHIBIT 11.1

                       HEALTH SYSTEMS DESIGN CORPORATION

                       COMPUTATION OF NET LOSS PER SHARE

                    (In thousands, except per-share amounts)

                                                                             THREE MONTHS ENDED
                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1998       1997
                                                                            ---------  ---------
Net loss..................................................................  $  (1,426) $  (1,154)
                                                                            ---------  ---------
                                                                            ---------  ---------
Weighted average common shares outstanding:
  Basic...................................................................      6,678      6,535
                                                                            ---------  ---------
                                                                            ---------  ---------
  Fully Diluted...........................................................      6,678      6,535
                                                                            ---------  ---------
                                                                            ---------  ---------
Net loss per common share:
  Basic...................................................................  $   (0.21) $   (0.18)
                                                                            ---------  ---------
                                                                            ---------  ---------
  Diluted.................................................................  $   (0.21) $   (0.18)
                                                                            ---------  ---------
                                                                            ---------  ---------